PARTNERSHIP CONSTITUEE SELON LE DROIT DE L’OHIO, USA
AVOCATS AU BARREAU DE PARIS
2, RUE SAINT-FLORENTIN • 75001 PARIS
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Exhibit 5.1
June 2, 2014

EDAP TMS SA
Parc d’activité de la Poudrette Lamartine
4, rue du Dauphiné
69120 Vaulx-en-Velin, France

Re: 3,000,000 Ordinary Shares issued by EDAP TMS SA

Ladies and Gentlemen:

We have acted as special French counsel for EDAP TMS SA, a French société anonyme (the “Company”) in connection with the issuance by the Company of 3,000,000 ordinary shares, par value €0.13 per share (the “Ordinary Shares”) each represented by American Depositary Shares (“ADSs”). The Ordinary Shares are included in a Registration Statement on Form F-3 (Registration No. 333-195435), filed by the Company with the Securities and Exchange Commission on April 22, 2014 and declared effective on May 7, 2014 (the “Registration Statement”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that, as of the date hereof, the issuance of the Ordinary Shares has been duly authorized and the Ordinary Shares have been validly issued, fully paid and are non-assessable.

In rendering the foregoing opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies and we have also assumed that (i) the Registration Statement, and any amendments thereto, was effective at the time of issuance of the Ordinary Shares; (ii) the resolutions authorizing the Company to issue, offer and sell the Ordinary Shares as adopted by the extraordinary shareholders’ meeting and/or the Board, as applicable, are accurately reflected in the minutes of such meetings provided to us; (iii) the Ordinary Shares have been issued in compliance with applicable securities and corporate law; and (iv) any deposit agreement, purchase contract agreement or similar agreement will constitute a valid and binding obligation of each party thereto other than the Company.

BUREAUX : AL-KHOBAR · AMSTERDAM · ATLANTA · BOSTON · BRUXELLES · CHICAGO · CLEVELAND · COLUMBUS · DALLAS
DJEDDAH · DUBAÏ · DÜSSELDORF · FRANCFORT · HONG KONG · HOUSTON · IRVINE · LONDRES · LOS ANGELES · MADRID
MEXICO · MIAMI · MILAN · MOSCOU · MUNICH · NEW YORK · PARIS · PÉKIN · PERTH · PITTSBURGH · RIYAD · SAN DIEGO
SAN FRANCISCO · SÃO PAULO · SHANGHAÏ · SILICON VALLEY · SINGAPOUR · SYDNEY · TAÏPEI · TOKYO · WASHINGTON

EDAP TMS

The opinion expressed herein is limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditor’s rights generally, and by public policy and public order considerations.

As to facts material to the opinions and assumptions expressed herein, we have relied upon written statements and representations of officers and other representatives of the Company. We are members of the Paris bar and this opinion is limited to the laws of the Republic of France. This opinion is subject to the sovereign power of the French courts to interpret agreements and assess the facts and circumstances of any adjudication. This opinion is given on the basis that it is to be governed by, and construed in accordance with, the laws of the Republic of France.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Jones Day